SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for use of the Commission only
[x ]	Definitive Information Statement

China Aoxing Pharmaceutical Company, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

  ..................................................................

2)	Aggregate number of securities to which transaction applies:

  ..................................................................

3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

4)	Proposed maximum aggregate value of transaction:

  ...................................................................

5)	Total fee paid:

  ...................................................................

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)      Amount Previously Paid:
  ......................................
  2)      Form, Schedule or Registration Statement No.:
  ......................................
  3)      Filing Party:
  ......................................
  4)      Date Filed:
  ......................................

CHINA AOXING PHARMACEUTICAL COMPANY, INC.

15 Exchange Place, Suite 500
Jersey City, NJ 07302

INFORMATION STATEMENT

To the Holders of Our Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of China Aoxing Pharmaceutical Company, Inc. (CAXG) have given their written consent to a resolution adopted by the Board of Directors of CAXG to amend the Certificate of Incorporation of CAXG so as to increase the authorized common stock from 100,000,000 million shares to 200,000,000 million shares.  We anticipate that this Information Statement will be mailed on December 17, 2009 to shareholders of record.  On or after January 6, 2010, the amendment to the Certificate of Incorporation will be filed with the Florida of State and become effective.

Florida corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, CAXG will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to CAXG’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

December 17, 2009	Zhenjiang Yue, Chief Executive Officer

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on November 4, 2009 (the “Record Date”).  At that date, there were issued and outstanding 91,669,562 shares of CAXG common stock, each of which entitles the holder thereof to one vote.  There are no other classes of voting stock authorized.

The following table sets forth the number of shares of common stock owned by each person who, as of the Record Date, owned beneficially more than 5% of the outstanding common stock, as well as the ownership of such shares by each member of CAXG’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Zhenjiang Yue	8,000,000(2)	8.7%
Jun Min	0	0.0%
John O’Shea	529,563	0.6%
Howard Sterling	40,000	0.0%
Guozhu Xu	40,000	0.0%
Hongyue Hao	600,000	0.6%
All directors and officers as a group (6 persons)	9,209,563	10.0%
American Oriental Bioengineering, Inc. 15 Exchange Place, Suite 500 Jersey City, NJ 08302	33,578,405	37.0%
           __________________________________

(1)	Except as otherwise noted, all shares are owned of record and beneficially

(2)	Includes 3,000,000 shares owned of record by Mr. Yue’s spouse, Cuiying Hao.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

On November 4, 2009, CAXG’s Board of Directors approved an amendment to the CAXG Certificate of Incorporation to increase the authorized capital stock from 100,000,000 shares of common stock, $.001 par value per share, to 200,00,000 shares of common stock, $.001 par value per share. On November 20, 2009, the holders of a majority of the voting power of the outstanding voting stock gave their written consent to the amendment.  The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

Reasons for Approving the Share Increase

 Our Certificate of Incorporation currently authorizes the Board of Directors to issue 100,000,000 shares of common stock.  91,669,562 shares have been issued and are outstanding, leaving only 8,330,438 shares available for issuance.  At the present time, the outstanding derivative securities that can be converted into, or exercise to purchase, common shares consist of:

▪	8% Convertible Debentures maturing on May 1, 2010 that are convertible into 234,600 shares of common stock; and

▪	Series A, B, C and D Warrants, which expire on February 12, 2012 and which, when exercised, entitle the holders to purchase 7,439,576 shares of common stock.

If all of the outstanding derivative securities were converted or exercised, there would be 99,343,738 common shares outstanding, and only 656,262 authorized shares available to be issued.

The increase in authorized shares is necessary to provide CAXG with flexibility in pursuing its long-term business objectives.  Management expects that in the future it will pursue opportunities to obtain the capital that CAXG needs in order to fully implement its business plan.  A reserve of common shares available for issuance from time to time will enable CAXG to entertain a broad variety of financing proposals.  In addition, management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.   At the present time, however, CAXG does not have any specific plans, arrangements or understandings that will involve the issuance of capital stock (other than upon conversion or exercise of the derivative securities listed above), and CAXG is not engaged in negotiating or effecting any acquisitions or other transactions that will involved the issuance of capital stock.

General Effect of Share Increase

After the Effective Date, the Board of Directors will be authorized to issue 200,000,000 shares of common stock without having to obtain the approval of the CAXG shareholders.  Florida law requires that the Board use its reasonable business judgment to assure that CAXG obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in CAXG.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable to the company than the contemporaneous market value of CAXG common stock.

The amendment of the Certificate of Incorporation is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of CAXG.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares for consideration to be determined by the Board without shareholder approval has potential utility as a device to discourage or impede a takeover of CAXG.  In the event that a non-negotiated takeover were attempted, the private placement of common stock into “friendly” hands, or the issuance of stock upon terms very favorable to the shareholder, for example, could make CAXG unattractive to the party seeking control of CAXG.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

No Dissenters Rights

Under Florida law, shareholders are not entitled to dissenters’ rights with respect to the amendment of the Certificate of Incorporation to increase the authorized common stock.

*       *       *       *       *